EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statements of MainSource Financial Group, Inc. on Form S-8 (Nos. 333-58295, 33-45395, 333-131824) and on Form S-3 (No. 333-157441) of our report, dated March 14, 2013, with respect to the consolidated financial statements of MainSource Financial Group, Inc. and the effectiveness of internal control over financial reporting, which appears in this Annual Report on Form 10-K of MainSource Financial Group, Inc. for the year ended December 31, 2012.

/s/ Crowe Horwath LLP
Indianapolis, Indiana March 14, 2013